UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 28, 2007

GREAT LAKES BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14879	94-3078031
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2421 Main Street, Buffalo, New York	14214
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 961-1900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 28, 2007, Greater Buffalo Savings Bank placed brochures in its branches designed to promote the scope of services provided by First Niagara Bank. A sample of the brochure is included as an exhibit to this report.

As previously reported, on September 10, 2007 First Niagara Financial Group, Inc., the holding company for First Niagara Bank, and Great Lakes Bancorp, Inc., the holding company for Greater Buffalo Savings Bank, jointly announced that they had entered into a definitive Agreement and Plan of Merger under which Great Lakes will merge into First Niagara. It is expected that the acquisition will be completed in the first quarter of 2008.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit
Number	Description
99.1	Promotional brochure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES BANCORP, INC.

Date: November 28, 2007	By:	/s/ Michael J. Rogers
Michael J. Rogers
Executive Vice President and Chief Financial Officer
(Principal Financial and Principal Accounting Officer)